Exhibit 99.1

PRESS RELEASE

OM Group Stockholders Approve Merger Transaction

Apollo Affiliated Funds to Acquire OM Group for $34.00 Per Share; Transaction Expected to Close by End of 2015

CLEVELAND, Aug. 10, 2015 /PRNewswire/ — OM Group, Inc. (NYSE: OMG) announced that at a special meeting held today, stockholders voted to approve the proposal to adopt the merger agreement entered into with funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) (“Apollo”) and an affiliate of Platform Specialty Products (NYSE: PAH) (“Platform”).

On June 1, 2015, OM Group, Apollo and Platform announced that they had entered into the definitive merger agreement under which Apollo will acquire OM Group for $34.00 per share in cash, representing an approximately 28% premium above OM Group’s closing share price on May 29, 2015, the last trading day prior to the announcement of the merger. Platform will acquire OM Group’s Electronic Chemicals and Photomasks businesses from Apollo. Following the transactions, Apollo will own OM Group’s Magnetic Technologies, Battery Technologies and Advanced Organics businesses.

The transactions are subject to customary closing conditions, as well as obtaining regulatory approvals in various jurisdictions. Completion of the acquisition is expected by the end of 2015.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace and defense, industrial and medical. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company’s website at www.omgi.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to OM Group, its management or the proposed transactions among OM Group, the Apollo Funds and Platform, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. OM Group undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: volatility in raw material and energy prices; the failure of OM Group’s suppliers to timely deliver products in accordance with contract specifications; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in OM Group’s customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including labor disruptions at OM Group or at one or more of its large customers or suppliers; changes in OM Group’s relationship with joint-venture partners; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the proposed transaction and future indebtedness; changes to tariffs or the imposition of new tariffs or trade restrictions; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete with others in the industry in which OM Group operates; effects of compliance with laws; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in OM Group’s, the Apollo Funds’ or Platform’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; ability to attract and retain key personnel; escalation in the cost of providing employee health care; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain approval of the merger by the shareholders of OM Group and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; changes in the economic climate in the markets in which OM Group operates; unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; results of litigation involving OM Group; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence OM Group to take particular actions favored by the activist or gain representation on OM Group’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; consolidation among competitors or customers; inaccurate assumptions used in developing OM Group’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; inability to adequately protect OM Group’s intellectual property rights; other factors that are set forth in management’s discussion and analysis of OM Group’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of OM Group by the Apollo Funds and Platform, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction, including a possible adverse impact on our stock price, future business and financial results. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. This document speaks only as of its date, and OM Group disclaims any duty to update the information herein.

Media Contacts

For OM Group, Inc.

Kimberly Kriger / Daniel Yunger

Kekst and Company

(212) 521-4800

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SOURCE OM Group, Inc.